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                                                                    EXHIBIT 23.6

                              Consent of Appraiser

     We hereby consent to the references made to us and/or our appraisal by Hanover Equipment Trust 2001B, Hanover Compressor Company and Hanover Compression Limited Partnership under the headings "Prospectus Summary--The Operating Lease Transaction," "Risk Factors," and "The Equipment" in the Prospectus constituting a part of this Amendment No. 1 to Registration Statement on Form S-4. We also consent to the filing as Exhibit 99.7 to such Registration Statement of the Appraisal Report, dated as of August 16, 2001, covering Synthetic Lease Portfolio Hanover Equipment Trust 2001B Natural Gas Compressors prepared by us for Hanover Compression Limited Partnership providing a value of not less than $258 million.

                                             AMERICAN APPRAISAL ASSOCIATES, INC.

                                             By: /s/ Dale J. Egan
                                                --------------------------------
                                             Name:  Dale J. Egan
                                             Title: General Counsel

Milwaukee, Wisconsin
May 24, 2002